UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2020

Ralph Lauren Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13057	13-2622036
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue,		10022
New York, New York		(Zip Code)
(Address of principal executive offices)

(212) 318-7000

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock, $.01 par value	RL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the announcement described in Item 7.01 below, as part of a series of measures to better position Ralph Lauren Corporation (the “Company”) to weather the evolving economic volatility and business challenges related to the unprecedented global coronavirus (COVID-19) outbreak, the Company’s Executive Chairman and Chief Creative Officer, Mr. Ralph Lauren, has agreed to waive receipt of his earned bonus for the Company’s 2020 fiscal year and forgo receipt of his base salary for the Company’s 2021 fiscal year (“FY21”), otherwise payable under his employment agreement.

In addition, the Company’s President and Chief Executive Officer, Patrice Louvet, has agreed to a temporary reduction of 50% in his base salary otherwise payable under his employment agreement through the duration of the crisis.  Each of the Company’s other named executive officers have also agreed to a temporary reduction of 20% in their base salaries, otherwise payable under their respective employment agreements, through the last payroll period in the Company’s current first fiscal quarter of FY21. The Company is also effecting a 20% reduction in base salary among a broad group of its global leadership level employees, and a reduction in the cash compensation for its Board of Directors for the Company’s current first fiscal quarter of FY21.

The salary reductions will not modify any other rights under the applicable employment agreements as it may relate to the officer’s base salary; such provisions will continue to be applied based on the stated base salary payable under the applicable agreement. Additionally, except for the amount of compensation for paid time off, the reductions are not intended to reduce any Company employee benefit provided to such officers that is determined by reference to the base salary payable, except as may be required by law.

Item 7.01. Regulation FD Disclosure.

On April 6, 2020, the Company issued a press release providing an additional update on its response to the ongoing global coronavirus (COVID-19) outbreak. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: April 6, 2020	By:	/s/ Jane Hamilton Nielsen
	Name:	Jane Hamilton Nielsen
	Title:	Chief Operating Officer and Chief Financial Officer